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                                                                    EXHIBIT 99.1


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---------------------------------------
      W. R. Berkley Corporation
      475 Steamboat Road                       NEWS
      Greenwich, Connecticut 06830             RELEASE
      (203) 629-3000
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FOR IMMEDIATE RELEASE                          CONTACT:  Eugene G. Ballard
                                                         Chief Financial Officer
                                                         203-629-3000

                    W. R. BERKLEY CORPORATION REPORTS RECORD
                    QUARTERLY EARNINGS FOR FIRST QUARTER 2002

Greenwich, CT, April 29, 2002 -- W. R. Berkley Corporation (NYSE: BER) today reported first quarter operating earnings, excluding realized investment gains and results from discontinued businesses, of $31 million, or 90 cents per share, up from $10 million, or 36 cents per share, a year ago.

The following table summarizes first quarter financial performance (amounts in thousands, except per share data):

                                                      First Quarter
                                                  2002              2001
                                                  ----              ----

Operating income (a)                             $31,205           $10,302
Operating income per share (a)                      0.90              0.36

Gross premiums written                           757,208           515,271
Net premiums written                             625,993           431,911
Net premiums earned                              477,466           378,935
Income before income taxes                        50,618            12,750
Net income                                        34,396            10,266
Net income per share                                0.99              0.36

Combined ratio                                     96.1%            106.8%

(a) Excludes realized investment gains and results from discontinued businesses.


First quarter highlights include:

o    Net premiums written for continuing operations grew 61% to $623 million

o Net premiums written for specialty insurance and facultative reinsurance grew by 70% and 114%, respectively

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W. R. Berkley Corporation                                     Page 2


o    Combined ratio for continuing operations improved by 11 points to 95.5%

o    Cash flow from operations increased to $94 million

Commenting on the Company's results, William R. Berkley, chairman and chief executive officer, said: "We are seeing the results of the actions taken over the prior eighteen months to improve our underwriting standards, raise prices and reduce expenses. We are simultaneously benefiting from the dramatically improving insurance pricing environment.

"The majority of the increase in first quarter premiums written was the result of price increases. While policy count for the quarter was virtually flat, we are now beginning to see growth in the number of policies written. The pricing environment remains strong and with policy counts beginning to rise, we expect similar year over year growth in premium volume and increasing underwriting profits.

"Cash flow remains strong, despite a decline in investment income due to lower yields available on our merger arbitrage account and new investments. While we are optimistic overall, the difficult investing environment and international uncertainties continue to pose challenges.

"Looking ahead, we expect to deliver on our commitment to achieve at least a 15 percent after-tax return. We also remain enthusiastic in seeking new opportunities such as our Lloyd's quota share and entry into the excess hospital malpractice business," Mr. Berkley concluded.

Founded in 1967, W. R. Berkley Corporation is an insurance holding company that operates in five segments of property casualty insurance business: specialty insurance, alternative markets, reinsurance, regional property casualty insurance and international.

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W. R. Berkley Corporation                                     Page 3


This is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2002 and beyond, are based upon the Company's historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-tail and potentially volatile nature of the reinsurance business, product demand and pricing, claims development and the process of estimating reserves, the uncertain nature of damage theories and loss amounts, the increased level of our retention, natural and man-made catastrophic losses, including as a result of terrorist activities, the impact of competition, the availability of reinsurance, the ability of our reinsurers to pay reinsurance recoverables owed to us, investment results, exchange rate and political risks, legislative and regulatory developments, changes in the ratings assigned to us by ratings agencies, uncertainty as to our reinsurance coverage for terrorist acts, the availability of dividends from our insurance company subsidiaries, our successful integration of acquired companies or investment in new insurance ventures, our ability to attract and retain qualified employees, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. These risks could cause actual results of the industry or our actual results for the year 2002 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.


                                      # # #


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W. R. Berkley Corporation                                     Page 4


                         Consolidated Financial Summary

                                             For the Three Months
                                               Ended March 31,
                                               ---------------
                                           2002               2001
                                           ----               ----
                                 (Amounts in thousands except per share data)
Revenues:
  Net premiums written                 $ 625,993           $ 431,911
  Change in unearned premiums           (148,527)            (52,976)
                                         -------             -------
    Premiums earned                      477,466             378,935
  Net investment income                   44,152              50,430
  Service fees                            20,193              17,592
  Realized investment gains                4,963               1,836
  Other income                               112                 360
                                         -------             -------

    Total revenues                       546,886             449,153

Expenses:
  Losses and loss expenses               310,601             271,468
  Other operating expenses               174,443             152,623
  Interest expense                        11,135              11,450
                                         -------             -------

      Total expenses                     496,179             435,541

    Income before income taxes
     and minority interest                50,707              13,612

Income tax expense                       (16,222)             (2,484)
Minority interest                            (89)               (862)
                                         --------            -------

  Net income                            $ 34,396            $ 10,266
                                         =======             =======

Earnings per share:
    Basic                               $   1.03            $   0.38
                                         =======             =======
    Diluted                             $   0.99            $   0.36
                                         =======             =======

Average shares outstanding:
    Basic                                 33,276              26,949
                                         =======             =======
    Diluted                               34,651              28,255
                                         =======             =======

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W. R. Berkley Corporation                                     Page 5


                         Supplemental After Tax Earnings
                  (Amounts in thousands except per share data)

                                                  For the Three Months
                                                     Ended March 31,
                                                     ---------------
                                                 2002              2001
                                                 ----              ----
After-tax earnings amounts:
--------------------------
  Operating income (1)(2)                       31,205            10,302
  Discontinued businesses (3)                      (35)           (1,229)
  Realized investment gains                      3,226             1,193
                                               -------           -------
    Net income                                $ 34,396          $ 10,266
                                               =======           =======

Earnings (loss) per diluted share:
---------------------------------

    Operating income (1)(2)                   $   0.90          $   0.36
    Discontinued businesses (3)                     --             (0.04)
    Realized investment gains                     0.09              0.04
                                               -------           -------
     Net income                               $   0.99          $   0.36
                                               =======           =======

Cash flow from operations before
       change in trading account              $ 94,150          $  7,101
                                               =======           =======


(1) Catastrophe losses for continuing business segments, were $3 million pre-tax, or 5 cents per share after-tax, in the first quarter of 2002 compared with $2 million pre-tax, or 5 cents per share after-tax, in the year-earlier period.

(2) Operating income represents net income before discontinued businesses, realized investment gains and restructuring charges.

(3) Catastrophe losses for the discontinued businesses were $4 million pre-tax, or 7 cents per share after-tax, in the first quarter of 2002 compared with $6 million pre-tax, or 14 cents per share after-tax, in the year-earlier period.

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W. R. Berkley Corporation                                     Page 6


                          Operating Results by Segment
                             (Amounts in thousands)

                                               For the Three Months
                                                  Ended March 31,
                                                  ---------------
                                               2002              2001
                                               ----              ----
Specialty Insurance:
  Gross premiums written                    $ 202,333         $ 131,385
  Net premiums written                        179,727           106,023
  Premiums earned                             140,644            75,137
  Pre-tax operating income                     18,380             7,868
  Loss ratio                                     66.3%             68.5%
  Expense ratio                                  28.8%             35.2%
  GAAP combined ratio                            95.1%            103.7%

Alternative Markets:
  Gross premiums written                    $  98,173         $  52,428
  Net premiums written                         84,580            46,556
  Premiums earned                              45,337            25,618
  Pre-tax operating income                     14,232             8,805
  Loss ratio                                     66.8%             77.2%
  Expense ratio                                  28.7%             34.4%
  GAAP combined ratio                            95.5%            111.6%

Reinsurance (1):
  Gross premiums written                    $ 163,546         $  73,052
  Net premiums written                        133,991            60,824
  Premiums earned                              73,357            64,555
  Pre-tax operating income                     10,190             4,291
  Loss ratio                                     69.8%             75.2%
  Expense ratio                                  30.3%             35.1%
  GAAP combined ratio                           100.1%            110.3%

Regional Insurance (1):
  Gross premiums written                    $ 238,319         $ 167,322
  Net premiums written                        183,703           139,465
  Premiums earned                             156,581           124,827
  Pre-tax operating income                     22,435             5,518
  Loss ratio                                     60.5%             70.6%
  Expense ratio                                  31.6%             35.7%
  GAAP combined ratio                            92.1%            106.3%

International:
  Gross premiums written                    $  46,218         $  38,626
  Net premiums written                         40,550            33,724
  Premiums earned                              39,184            31,777
  Pre-tax operating income                        266             2,088
  Loss ratio                                     60.1%             62.1%
  Expense ratio                                  41.8%             41.9%
  GAAP combined ratio                           101.9%            104.0%

Total Continuing Segments (1):
  Gross premiums written                    $ 748,589         $ 462,813
  Net premiums written                        622,551           386,592
  Premiums earned                             455,103           321,914
  Pre-tax operating income                     65,503            28,570
  Loss ratio                                     64.4%             70.7%
  Expense ratio                                  31.1%             36.0%
  GAAP combined ratio                            95.5%            106.7%

(1) Segment information for 2001 has been restated to reflect the discontinuance of the personal lines and alternative markets reinsurance businesses.

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W. R. Berkley Corporation                                     Page 7


                    Operating Results by Segment (Continued)
                             (Amounts in thousands)

                                                 For the Three Months
                                                   Ended March 31,
                                                   ---------------
                                               2002               2001
                                               ----               ----
Discontinued businesses:
  Gross premiums written                    $   8,619         $  52,458
  Net premiums written                          3,442            45,319
  Premiums earned                              22,363            57,021
  Pre-tax operating loss                          (54)           (1,891)
  Loss ratio                                     78.7%             76.8%
  Expense ratio                                  29.9%             31.0%
  GAAP combined ratio                           108.6%            107.8%

Total
  Gross premiums written                    $ 757,208         $ 515,271
  Net premiums written                        625,993           431,911
  Premiums earned                             477,466           378,935
  Pre-tax operating income                     65,449            26,679
  Loss ratio                                     65.1%             71.6%
  Expense ratio                                  31.0%             35.2%
  GAAP combined ratio                            96.1%            106.8%


                            Balance Sheet Information
                  (Amounts in thousands, except per share data)

                                                March 31,           December 31,
                                                  2002                  2001
                                             -------------         ------------

Total investments (1)                          $3,696,987          $3,598,053
Total assets                                    5,907,531           5,633,509
Reserves for losses and loss expenses           2,874,627           2,817,682
Long-term debt                                    362,661             370,554
Trust preferred securities                        198,221             198,210
Stockholders' equity (2)                          947,953             931,595
Shares outstanding                                 33,373              33,241
Stockholders' equity per share                      28.40               28.03


(1) Investments include trading account receivable from brokers and clearing organizations and trading securities sold but not yet purchased.

(2) Stockholders' equity includes after-tax unrealized gains from investments and foreign exchange of $20 million and $37 million as of March 31, 2002 and December 31, 2001, respectively.